Exhibit 23.2

FROM THE DESK OF

SCOTT E. WILSON, C.P.G.

Telephone 720-348-1646	Facsimile 303-790-1872

HIGHLANDS RANCH BUSINESS PARK

9137 S. Ridgeline Blvd, Suite 140

Highlands Ranch, Colorado 80129

scott@wilsonmining.com

www.wilsonmining.com

The undersigned, Scott E. Wilson Consulting, Inc., hereby states as follows:

Our firm prepared an independent technical report, completed in 2011 (the “Technical Report”), concerning the Hycroft Brimstone Open Pit Mine of Allied Nevada Gold Corp. (the “Company”), portions of which are summarized under the caption “Part I - Item 2. Properties - Operating Properties - Technical Report” in this Annual Report on Form 10-K of the Company (the “Form 10-K”) for the year ended December 31, 2011, to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-144102 and No. 333-156249) and Form S-3 (No. 333-158252, No. 333-160242 and No. 333-166766) of the Company of the summary information concerning the Technical Report, including the reference to our firm included with such information, as set forth above in the Form 10-K.

Scott E. Wilson Consulting, Inc.

By:
Name: Scott E. Wilson, C.P.G.
Title: President